Exhibit 10.3

Purple Innovation, Inc.

2017 EQUITY INCENTIVE PLAN

Award Agreement

This Award Agreement evidences an Award of Restricted Stock Units pursuant to the provisions of the Purple Innovation, Inc. 2017 Equity Incentive Plan (the “Plan”) to the individual whose name appears below (the “Participant”), pursuant to the provisions of the Plan and on the following express terms and conditions (capitalized terms not otherwise defined herein shall have the meaning ascribed thereto in the Plan):

1.	Name of Participant:

2.	Number of Restricted Stock Units:

3.	Date of Grant:

4.	Risk of Forfeiture:

5.	Change of Control:

6.	Settlement Terms:

The Participant hereby acknowledges receipt of a copy of the Plan as presently in effect. The text and all of the terms and provisions of the Plan are incorporated herein by reference, and this grant of Restricted Stock is subject to these terms and provisions in all respects. Upon lapse of the Risk of Forfeiture set forth above, the Participant shall remit to the Company an amount sufficient to satisfy the required withholding tax obligation of the Company that arises in connection with such lapse.

Purple Innovation, Inc.

By:
	[NAME/TITLE]	Dated

Agreed to and Accepted by:

[Name of Participant]	Dated